PRESS RELEASE


Contact:    David J. O'Connor
            Chief Executive Officer
            New England Bancshares, Inc.
            (860) 253-5200

              NEW ENGLAND BANCSHARES, INC. ANNOUNCES CASH DIVIDEND

         Enfield, Connecticut - November 13, 2008. New England Bancshares, Inc. (Nasdaq GM: NEBS) announced that the Company's Board of Directors declared a cash dividend for the quarter ended September 30, 2008 of $0.04 per share. The cash dividend will be payable on December 17, 2008 to stockholders of record on November 28, 2008. .

         New England Bancshares, Inc. is headquartered in Enfield, Connecticut, and operates Enfield Federal Savings and Loan Association with eight banking centers servicing the communities of Enfield, Manchester, Suffield, East Windsor, Ellington and Windsor Locks and Valley Bank with four banking centers serving the communities of Bristol, Terryville and Southington. For more information regarding Enfield Federal's products and services, please visit www.enfieldfederal.com and for more information regarding Valley Bank's products and services, please visit www.valleybankct.com.